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                                    AGREEMENT

         This Agreement is made this 29th day of August 2001, by and between USA TECHNOLOGIES, INC. ("USAT") and UNITED TAXI ALLIANCE ("UTA")

                                   Background

         UTA has agreed to purchase from USAT the e-Port terminals described in Exhibit "A" hereto, and USAT has agreed to sell these e-Port terminals to UTA, all as more fully described herein.

                                    Agreement

         NOW THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

         1. Term. The term of this agreement shall commence upon the date of this agreement and shall continue for a period of three (3) years, expiring on the anniversary of the third year of the agreement.

         2. Unit Purchase Price. UTA will purchase the e-Port terminals from USAT per the terms outlined in Exhibit A. USAT will use its best efforts to assist UTA in attempting to locate a third party leasing agent. With the approved credit of UTA - UTA intends to place e-Port terminals on a 60-month operating lease, at a target monthly lease price of $25.00 per month. UTA recognizes that obtaining a leasing source as described above is its sole responsibility, and shall not affect any of its obligations hereunder. The acquisition cost and subsequent monthly lease price, for a new lease of an e-Port terminal, will be reviewed by USAT and UTA, on an annual basis to determine if any acquisition and /or lease price adjustments are necessary, due to any cost of goods changes in the e-Port. In the event of any price adjustment, UTA will always have its unit purchase price set at cost plus 10%. UTA will bear all costs of delivery and shipment of the e-Ports from USAT to UTA.

         UTA shall purchase from USAT at least 15,000 e-Ports terminals during the term of this Agreement. UTA represents to USAT that UTA's anticipated delivery schedule is as follows:

                  0 to 6 months             2500 e-Ports
                  6 to 12 months            2500 e-Ports
                  12 to 18 months           2500 e-Ports
                  18 to 24 months           2500 e-Ports
                  24 to 30 months           2500 e-Ports
                  30 to 36 months           2500 e-Ports
                  Total                   15,000 e-Ports


         3. Purchase Order. Each lease by UTA shall be evidenced by a purchase order to be delivered from UTA to USAT from time to time. Payment from UTA to USAT shall be due within thirty days after shipment to UTA.
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         4. Network Services.

         A. Once the e-Ports are on-location, USAT and USAT's partners will provide UTA with the following financial, network and administration services for the UTA e-Ports:

         * Financial Services - Setting up and managing the credit card processing services of the UTA e-Port transactions and remittance of the money to UTA on a weekly (EFT/ 24-48 hours) basis.

         * Network Services - Remotely tracking the UTA sales information from the UTA e-Ports and forwarding the sales information on to UTA. Managing and tracking the advertising and content that is delivered on the e-Port's interactive display.

         * Telecom Services - USAT will source telecom connectivity for all e-Port devices either through our telecom partner Sprint or one that the USAT and/or UTA chooses. UTA will bear the cost of said Telecom services.

         B. In return for these services, USAT will charge UTA a monthly fee of $9.50 per e-Port and a credit card transaction processing fee not to exceed 2.9% per credit card transaction, (transaction processing fee based on the average credit card transaction for all UTA e-Ports to be $15.00). The flat monthly service fee and credit card processing fee will be reviewed on an annual basis, by USAT and UTA, to determine if any increases are necessary.

         5. UTA Payment. USAT will pay UTA 25% of the net revenues (gross revenues less the ad sales agencies' sales commissions) generated from the e-Port's advertising and content.


         6. Confidentiality.

         A. Except in connection with this Agreement, UTA shall not, directly or indirectly, at any time from and after the date hereof, make any use of, exploit, disclose, or divulge to any other person, firm or corporation, any trade or business secret, information, documents, know-how, data, software, method or means, or any other confidential (i.e. not already otherwise disseminated to or available to the public) information concerning the business or policies of USAT, or the e-Port terminal, that UTA learned as a result of, in connection with, through its association with, or through its affiliation with USAT, whether or not pursuant to this Agreement.
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         B. All documents, data, know-how, designs, inventions, names, method or means, materials, software programs, hardware, configurations, information, or any other materials or data of any kind furnished to UTA by USAT, or developed by UTA on behalf of USAT or at USAT's direction or for USAT's use, or otherwise devised, developed, created, or invented in connection with UTA's affiliation with USAT, are and shall remain the sole and exclusive property of the USAT, and UTA shall have no right or interest whatsoever thereto, including but not limited to any copyright or patent interest whatsoever. If USAT requests the return of any such items (including all copies) at any time whatsoever, UTA shall immediately deliver the same to USAT.

         7. Proprietary Software. UTA acknowledges and agrees that the computer programs, computer software, specifications, data, images, designs, codes, configurations, and sounds ("Software") contained in or utilized by the e-Port terminal are proprietary and confidential to USAT and protected under United States copyright law. USAT shall retain all right, title and interest in and to the Software and the e-Port terminal.

         8. License. USAT grants to UTA a nonexclusive and nonassignable right to use the Software solely in connection with the e-Port locations contemplated by this Agreement. UTA shall not copy, modify, adopt, translate, merge, reverse engineer, decompile, or disassemble, the Software or the e-Port terminal, or create any derivative works based on the Software or the e-Port terminal.

         9. No Consequential Damages. In no event shall USAT be liable for any damages whatsoever arising out of the use of the e-Port terminal or the vending equipment by any person or entity whatsoever including UTA, including without limitation any direct, incidental, or consequential damages or any damages for loss of profits, business interruption, loss of information, or any pecuniary loss, even if USAT has been advised of the possibility of such damages.

         10. Notices. Any notices or consents required or permitted by this Agreement shall be in writing and shall be deemed delivered if delivered in person or sent by certified mail, postage prepaid, return receipt requested, as follows, unless such address is changed by written notice hereunder:

If to USAT:

                                    USA Technologies, Inc.
                                    200 Plant Avenue
                                    Wayne, Pennsylvania 19087
                                    Attn.



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If to UTA:

                           United Taxi Alliance

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         11. Relationship of Parties. USAT on the one hand, and UTA, on the other, acknowledge and agree that each of them are independent contractors hereunder, and that nothing contained in this Agreement shall deem to have made them partners, joint venturers, or otherwise. In this regard, except as specifically provided otherwise herein, neither of their respective officers, employees, or agents shall be employees, officers, or agents of the other, and neither party shall have the power or the authority to obligate or bind the other.

         12. Arbitration. Every claim or dispute arising out of or relating to the negotiation, performance or non-performance of this Agreement shall be determined by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), or as otherwise agreed by the parties. The arbitration hearing shall be convened and held in the City of Philadelphia, Pennsylvania. The costs of arbitration are to be shared equally by the parties. Each party shall be responsible for its own costs and attorney's fees. Judgment on any award of the arbitrator shall be binding and may be entered in any court having jurisdiction thereof.

         13. Applicable Law. The substantive laws of the Commonwealth of Pennsylvania (without regard to its conflicts of laws rules) shall govern the construction of this Agreement and the rights and remedies of the parties hereto.

         14. Binding Effect. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of the parties hereto; provided, however, that UTA shall not assign this Agreement in whole or in part without the prior written consent of USAT. This Agreement constitutes the entire agreement between the parties hereto, and may only be amended or modified by a writing signed on behalf of the parties hereto.
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         15. Severability. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of any such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. If any of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, scope, activity or subject, it shall be construed by limiting and reducing it, so as to be valid and enforceable to the extent compatible with the applicable law.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

USA TECHNOLOGIES, INC.                      UNITED TAXI ALLIANCE


By: /s/ Stephen Herbert                      By: /s/ Peter Roman
   ----------------------                       ------------------------------
Title:   President                           Title:   President